INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of
Nobilis Health Corp.
Houston, Texas

To the Board of Directors of
L. Philipp Wall, M.D., P.C. and
Arizona Center for Minimally Invasive Surgery, LLC
Surprise, Arizona

We have audited the accompanying combined financial statements of L. Philipp Wall, M.D., P.C., (an Arizona S corporation) and Arizona Center for Minimally Invasive Surgery, LLC (an Arizona limited liability company), which comprise the combined balance sheet as of December 31, 2015 and the related combined statements of income, changes in equity, and cash flows for the year then ended, and the related notes to the combined financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

To the Board of Directors of
Nobilis Health Corp.
L. Philipp Wall, M.D., P.C. and
Arizona Center for Minimally Invasive Surgery, LLC
Re: Independent Auditors’ Report

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of L. Philipp Wall, M.D., P.C., and Arizona Center for Minimally Invasive Surgery, LLC as of December 31, 2015, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Briggs & Veselka Co.
Houston, Texas

September 20, 2016

(2)

L. Philipp Wall, M.D., P.C. and
Arizona Center for Minimally Invasive Surgery, LLC
Combined Financial Statements
For the Year Ended December 31, 2015

CONTENTS

Page

Independent Auditors’ Report        1

Combined Balance Sheet        3

Combined Statement of Income        4

Combined Statement of Changes in Equity        5

Combined Statement of Cash Flows        6

Notes to Combined Financial Statements        7

L. PHILIPP WALL, M.D., P.C. AND
ARIZONA CENTER FOR MINIMALLY INVASIVE SURGERY, LLC
COMBINED BALANCE SHEET
DECEMBER 31, 2015

ASSETS
Current assets
Cash and cash equivalents	$1,978,664
Accounts receivable, net	7,186,308
Inventories	125,982
Due from related parties	925,791
Prepaid expenses and other current assets	138,348
Total current assets	10,355,093

Property and equipment, net	2,635,892
Other assets	60,000

TOTAL ASSETS	$13,050,985

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$1,175,893
Credit card payable	124,128
Accrued expenses	450,790
Due to related parties	1,109,113
Current portion of capital lease obligation	64,848
Current portion of long-term debt	595,212
Total current liabilities	3,519,984

Capital lease obligation, net of current portion	72,648
Long-term debt, net of current portion	1,797,206
Total liabilities	5,389,838

Commitments and contingencies	—

Equity
Common stock; no par value; 100,000 shares authorized;
500 shares issued and outstanding	1,000
Accumulated deficit	(852,952)
Member’s equity	8,513,099
Total equity	7,661,147

TOTAL LIABILITIES AND EQUITY	$13,050,985

The accompanying notes are an integral part of these combined financial statements

L. PHILIPP WALL, M.D., P.C. AND
ARIZONA CENTER FOR MINIMALLY INVASIVE SURGERY, LLC
COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2015

Patient service revenue	$ 20,960,289
Less: provision for doubtful accounts	(917,473)
Net patient service revenue	20,042,816

Operating expenses
Facilities expense	1,153,907
Salaries, wages and benefits	4,954,781
Medical supplies	1,450,529
General and administrative	4,720,317
Depreciation and amortization	665,365
Total operating expenses	12,944,899

Income from operations	7,097,917

Other income (expense)
Interest expense	(155,861)
Other income, net	153,100
Total other expense, net	(2,761)

NET INCOME	$ 7,095,156

The accompanying notes are an integral part of these combined financial statements

L. PHILIPP WALL, M.D., P.C. AND
ARIZONA CENTER FOR MINIMALLY INVASIVE SURGERY, LLC
COMBINED STATEMENT OF CHANGES IN EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2015

	Common	Accumulated	Member’s	Total
	Stock	Deficit	Equity	Equity

BALANCE AT JANUARY 1, 2015	$ 1,000	$ 25,269	$ 3,498,865	$ 3,525,134

Contributions	0	1,341	5,836,302	5,837,643

Distributions	0	(392,769)	(8,404,017)	(8,796,786)

Net income (loss)	0	(486,793)	7,581,949	7,095,156

BALANCE AT DECEMBER 31, 2015	$ 1,000	$ (852,952)	$ 8,513,099	$ 7,661,147

The accompanying notes are an integral part of these combined financial statements

Cash flows from operating activities
Net income	$ 7,095,156
Adjustments to reconcile net income to net cash from
operating activities:
Depreciation and amortization	665,365
Provision for doubtful accounts and contractual allowances	15,416,786
Change in operating assets and liabilities:
Accounts receivable	(18,431,834)
Due from related parties	(633,641)
Inventories	(125,982)
Prepaid expenses and other current assets	(81,617)
Other assets	(60,000)
Accounts payable	796,897
Credit card payable	(17,514)
Accrued expenses	460,709
Due to related parties	522,038
Net cash from operating activities	5,606,363

Cash flows from investing activities
Purchases of property and equipment	(1,043,575)

Cash flows from financing activities
Payments on long-term debt	(517,230)
Principal payments on capital lease obligation	(60,030)
Contributions	5,837,643
Distributions	(8,796,786)
Net cash from financing activities	(3,536,403)

Net change in cash and cash equivalents	1,026,385

Cash and cash equivalents, beginning of year	952,279

Cash and cash equivalents, end of year	$ 1,978,664

Supplemental cash flow information:
Interest paid	$ 155,861
Noncash investing and financing transactions
Acquisition of property and equipment financed through
long-term debt	$ 852,742

The accompanying notes are an integral part of these combined financial statements

L. PHILIPP WALL, M.D., P.C. AND
ARIZONA CENTER FOR MINIMALLY INVASIVE SURGERY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2015

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

L. Philipp Wall, M.D., P.C., an Arizona S corporation, was formed on December 17, 2007. Arizona Vein & Vascular Center, LLC (AZVVC), an Arizona limited liability company, was formed on January 29, 2010 and is a wholly-owned subsidiary of L. Philipp Wall, M.D., P.C. Arizona Center for Minimally Invasive Surgery (AZCMIS), an Arizona limited liability company was formed on June 9, 2011. L. Philipp Wall, M.D., P.C., AZVVC and AZCMIS (hereinafter collectively, the “Company”) is Arizona’s leading vein clinic and podiatry center. As of December 31, 2015, the Company operates five clinics and four ambulatory surgery center located throughout the state of Arizona.

Principles of Combination – These combined financial statements include, L. Philipp Wall, M.D., P.C., AZVVC and AZCMIS. The financial statements of the Company are combined due to common ownership and control. All significant intercompany accounts and transactions have been eliminated upon combination.

Basis of Presentation – The accompanying combined financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (GAAP).

Use of Estimates – The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Significant estimates include, but are not limited to, revenue recognition, collectability of accounts receivable, determining the useful lives of property and equipment used in depreciation. Management believes these estimates and assumptions provide a reasonable basis for the fair presentation of the financial statements.

Revenue Recognition – Revenues consists primarily of net patient revenues, which are based on the Company’s established billing rates (i.e. gross charges) less allowances and discounts, principally for patients covered under contractual programs with private insurance companies. Revenue is recognized when services are rendered to patients. Charges for all services provided to insured patients are initially billed and processed by the patients’ insurance provider. The Company has agreements with insurance companies that provide for payments to the Company at amounts different from its established rates or as determined by the patient’s out of network benefits. Differences between established rates and those set by insurance programs are recorded as adjustments directly to patient service revenue. Amounts not covered by the insurance companies are billed to the patients. Estimated uncollectible amounts from insured patients are recorded as bad debt expense in the period the services are provided. Collection of payment for services provided to patients without insurance coverage is done at the time of service.

Net service revenue consisted of the following:

Gross charges	$ 46,592,176
Less: contractual reserve	(25,631,887)
Patient service revenue	20,960,289
Less: provision for doubtful accounts	(917,473)

Net patient service revenue	$ 20,042,816

L. PHILIPP WALL, M.D., P.C. AND
ARIZONA CENTER FOR MINIMALLY INVASIVE SURGERY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2015

Gross charges are retail charges. They are not the same as actual pricing, and generally do not reflect what is ultimately paid, therefore, are not displayed in the combined statement of income.

Net patient service revenue by major payor source for 2015 was as follows:

Commercial	$ 16,444,293
Medicare	2,211,090
Medicaid	483,493
Other	1,821,413
Patient service revenue	20,960,289
Less: provision for doubtful accounts	(917,473)

Net patient service revenue	$ 20,042,816

The Company receives payments from third-party payors that have contracts with the Company. Four major third-party payors accounted for approximately 72% of patient service revenue for 2015. These same payors also accounted for approximately 66% of accounts receivable as of December 31, 2015. The following table sets forth the percentage of patient service revenue earned by major payor source for 2015:

Payor:
United Health Care	23%
Blue Cross Blue Sheild	23%
Cigna	14%
Aetna	12%
Other	17%
Medicare	9%
Medicaid	2%

Total	100.0%

Cash and Cash Equivalents – The Company considers cash on hand, cash in banks and all highly liquid instruments having an original maturity date of three months or less to be cash and cash equivalents.

Accounts Receivable – Accounts receivable represent net receivables for services provided to patients. The Company provides for an allowance against accounts receivable that could become uncollectible by establishing an allowance to reduce the carrying value of such receivables to their estimated net realizable value. Generally, the Company estimates this allowance based on the aging of the accounts receivable, historical collection experience, and other relevant factors.

A significant portion of the provision for doubtful accounts relates to self-pay patients, as well as co-pays and deductibles owed by patients with insurance. There are various factors that can impact collection trends, such as changes in the economy, which in turn have an impact on unemployment rates and the number of uninsured and underinsured patients, the volume of patients, the increased burden of co-pays and deductibles to be made by patients with insurance, and business practices related to collection efforts. These factors continuously change and can have an impact on collection trends and estimation processes. Allowance for doubtful accounts and contractual adjustments amounted to $51,779,957 at December 31, 2015.

L. PHILIPP WALL, M.D., P.C. AND
ARIZONA CENTER FOR MINIMALLY INVASIVE SURGERY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2015

Inventories – Inventories are carried at the lower of cost or net realizable value using the average cost method and consists of standard set of medical supplies held in stock at all clinics.

Property and Equipment – Property and equipment are stated at cost less accumulated depreciation, which is provided using the straight-line method over the estimated useful lives of the individual assets ranging from one to twenty-four years. Significant improvements and betterments are capitalized if they extend the useful life of the asset. Leasehold improvements are depreciated over the shorter of their estimated useful lives or the life of the lease plus anticipated extensions. Disposals are removed at cost less accumulated depreciation and any resulting gain or loss is included in other income (expense) in the combined statement of income.

Impairment of Long-Lived Assets – Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the carrying amount of the asset exceeds its estimated undiscounted net cash flow, excluding interest, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds its fair value.

Income Taxes – No provision for federal income taxes is recorded in the financial statements since L. Philipp Wall, M.D., P.C., AZVCC and AZCMIS are pass-through entities for federal income tax purposes and is not subject to federal taxes on its income. The sole member will be required to report its proportionate share of the items of income and deduction of the Company on his individual tax return.

Uncertain tax positions are recognized in the financial statements only if that position is more-likely-than-not of being sustained upon examination by taxing authorities, based on the technical merits of the position. For 2015, the Company did not recognize any interest or penalty expense related to uncertain tax positions or income taxes.

Advertising Cost – The Company expenses advertising costs as they are incurred. Advertising expense amounted to $1,173,397 for 2015 and is included in general and administrative expenses in the combined statement of income.

Fair Value of Financial Instruments – The carrying amounts of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate their fair values due to their relatively short maturities. At December 31, 2015, the carrying value of the Company’s long-term debt and capital lease obligations were based on the current interest rates and approximates their fair values.

Concentration of Credit Risk – Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash and cash equivalents. At times, the Company maintains deposits in federally insured financial institutions in excess of federally insured limits. Management monitors the credit ratings and concentration of risk with these financial institutions on a continuing basis to safeguard cash deposits.

L. PHILIPP WALL, M.D., P.C. AND
ARIZONA CENTER FOR MINIMALLY INVASIVE SURGERY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2015

Recent Accounting Pronouncements – In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2014-09, Revenue From Contracts With Customers, which provides a single comprehensive accounting standard for revenue recognition for contracts with customers and supersedes current industry specific guidance, including FASB Accounting Standards Codification (ASC) 605-35. In August 2015, the FASB issued ASU 2015-14, Revenue From Contracts With Customers, which delays the effective date of ASU 2014-09 by one year while allowing for early adoption as of the original effective date. The Company plans to adopt the standard in 2019 in accordance with the provisions of ASU 2015-14. The new standard prescribes a five step revenue recognition model that focuses on transfer of control and entitlement to consideration in determining the amount of revenue to be recognized. The guidance also significantly expands qualitative and quantitative disclosure requirements regarding the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. The Company is currently assessing the impact that the new standard will have on its financial statements.

In February 2015, the FASB issued ASU No. 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis (ASU 2015-02). This guidance is effective for annual periods beginning after December 15, 2016, and interim periods beginning after December 15, 2017. Early adoption is permitted under a modified retrospective approach by recording a cumulative-effect adjustment to equity as of the beginning of the fiscal year of adoption, or retrospectively. The Company is currently assessing the impact that the new standard will have on its financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases, which addresses fundamental changes to how entities account for leases. Lessees will need to recognize a right-of-use asset and a lease liability for virtually all of their leases (other than leases that meet the definition of a short-term lease). The liability will be equal to the present value of lease payments. The asset will be based on the liability, subject to adjustment, such as for initial direct costs. Additional disclosures for leases will also be required. The standard is effective for the Company in 2020. Early adoption is permitted. The new standard must be adopted using a modified retrospective transition, and provides for certain practical expedients. The Company is currently assessing the impact that the new standard will have on its financial statements.

NOTE 2 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31:

Major moveable	$ 3,853,100
Equipment under capital leases	315,279
Computer equipment and software	125,407
Vehicles	116,467
4,410,253
Less: accumulated depreciation	(1,774,361)

Total property and equipment, net	$ 2,635,892

Depreciation and amortization expense was $665,365 for 2015.

L. PHILIPP WALL, M.D., P.C. AND
ARIZONA CENTER FOR MINIMALLY INVASIVE SURGERY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2015

NOTE 3 – LONG-TERM DEBT

Note payable to a bank, secured by certain assets of the Company; monthly payments of $6,526 including interest at an annual rate of 4.5%; final
payment due in March 2018.	$ 167,067

Note payable to a bank, secured by certain assets of the Company; monthly payments of $7,653 including interest at an annual rate of 7.6%; final
payment due in November 2026.	680,142

Finance agreement with a financial institution, secured by the financed equipment and personal guarantee of the Company’s President; monthly payments of $3,108 including interest at an annual rate of 7.23%; final
payment due in May 2020.	140,667

Finance agreement with a financial institution, secured by the financed equipment and personal guarantee of the Company’s President; monthly payments of $226 including interest at an annual rate of 5.0%; final
payment due in August 2020.	11,234

Note payable to a bank, secured by certain assets of the Company; monthly payments of $2,801 including interest at an annual rate of 4.5%; final
payment due in September 2018.	86,696

Note payable to a bank, secured by certain assets of the Company; monthly payments of $2,168 including interest at an annual rate of 4.4%; final
payment due in August 2018.	63,390

Note payable to a bank, secured by certain assets of the Company; monthly payments of $4,307 including interest at an annual rate of 4.4%; final
payment due in November 2018.	137,308

Note payable to a bank, secured by certain assets of the Company, monthly payments of $8,664 including interest at an annual rte of 4.7%; final
payment due in May 2019.	320,076

Note payable to a bank, secured by certain assets of the Company; monthly payments of $4,314 including interest at an annual rate of 4.0%; final
payment due in July 2017.	75,249

Note payable to a bank, secured by certain assets of the Company; monthly payments of $6,017 including interest at an annual rate of 4.4%; final
payment due in April 2020.	274,688

Note payable to a bank, secured by certain assets of the Company; monthly payments of $10,933 including interest at an annual rate of 3.9%; final
payment due in May 2018.	292,297

Note payable to a bank, secured by certain assets of the Company; monthly payments of $2,720 including interest at an annual rate of 4.5%; final
payment due in December 2020.	143,604
2,392,418
Less: current maturities	(595,212)

Total long-term debt, net of current portion	$ 1,797,206

L. PHILIPP WALL, M.D., P.C. AND
ARIZONA CENTER FOR MINIMALLY INVASIVE SURGERY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2015

Maturities of long-term debt are as follows:

For the Year Ending
December 31,	Amount

2016	$ 595,212
2017	597,686
2018	423,682
2019	224,440
2020	114,546
Thereafter	436,852

Total	$ 2,392,418

NOTE 4 – RETIREMENT PLAN

The Company has a 401(k) retirement plan (the “Plan”) that covers substantially all employees. Employees are eligible to participate in the Plan after 60 days of service. Employee participants can make contributions to the Plan up to the maximum allowed by the Plan, not to exceed the Internal Revenue Code limits.

The Company may make a discretionary matching contribution of each participant’s salary deferral amount. The Company’s match vests 20% after the 2nd year of service and additional 20% in subsequent years with 100% vesting occurring after six years of service. The Company did not make any discretionary matching contributions for 2015.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

Litigation – From time-to-time, the Company is subject to various litigation and other claims in the normal course of business. The Company establishes liabilities in connection with legal actions that management deems to be probable and estimable. No amounts have been accrued in the financial statements with respect to any matters.

L. PHILIPP WALL, M.D., P.C. AND
ARIZONA CENTER FOR MINIMALLY INVASIVE SURGERY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2015

Operating Leases – The Company leases real property under noncancelable operating leases from its member with rental payment ranging from $5,862 to $35,450. The leases will mature in 2020. Rent expense for 2015 totaled $1,049,429.

Capital Leases – The Company has entered into certain leases which essentially transferred the risks of ownership and are accounted for as capital leases. At December 31, 2015, assets under capital leases amounted to $315,279 net of accumulated depreciation of $151,628. Such assets are classified within property and equipment, net in the combined balance sheet. Depreciation on such assets using the straight-line method amounted to $51,181 for 2015 and is included in depreciation and amortization expense in the combined statement of income.

At December 31, 2015, the future minimum lease payments under capital leases and future payments required under noncancelable operating leases are presented as follows:

For the Year Ending		Operating
December 31,	Capital Leases	Leases

2016	$ 70,738	$ 1,362,773
2017	46,135	1,345,445
2018	29,950	1,378,344
2019	0	1,419,620
2020	0	1,461,329
Total	146,823	$ 6,967,511
Less: amount representing interest	(9,327)

Present value of minimum lease
payments	$ 137,496

Current maturities	$ 64,848
Noncurrent maturities	72,648

Total	$ 137,496

NOTE 6 – RELATED PARTY TRANSACTIONS

The Company leases real property from its member under a noncancelable operating lease (see Note 5). At December 31, 2015, the balance owed to the member related to the lease payments amounted to $1,109,113 and is presented as “due to related parties” in the combined balance sheet.

The Company paid various expenses on behalf of its member which are reported with the Company’s combined balance sheet as “due from related parties”. At December 31, 2015, the balance outstanding amounted to $925,791.

L. PHILIPP WALL, M.D., P.C. AND
ARIZONA CENTER FOR MINIMALLY INVASIVE SURGERY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2015

NOTE 7 – SUBSEQUENT EVENTS

On August 1, 2016, Dr. L. Philipp Wall (Owner) and Northstar Healthcare Acquisitions, LLC (Buyer), executed an asset purchase agreement (the “Purchase Agreement”) whereby the Buyer acquire substantially all of the operating assets of the Company. Upon closing of this transaction, the Buyer will receive all of the operating assets of the Company, consisting of inventory, property and equipment, and certain intellectual property in exchange for an aggregate purchase price of approximately $22 million consisting of $17.5 million cash, $2.25 million worth of the Buyer’s common stock and $2.25 million in the form of convertible promissory note between the Buyer and AZCMIS.

In addition to receiving substantially all of the operating assets of the Company, the Buyer will assume liabilities related to Company’s capital leases, accounts payable, nondebt liabilities arising post-closing, and all taxes related to the purchased assets from and after the date of signing. Certain assets and liabilities will remain with the Owner as described in more detail in the Purchase Agreement. The Buyer will make offers of employment to substantially all of the Company’s employees.

The transaction is subject to customary closing conditions. In the event that the transaction does not close within 90 days of the execution of the Purchase Agreement, the Owner shall be entitled to receive from Buyer liquidated damages in the amount of about $0.3 million.

Management has evaluated subsequent events through September 20, 2016, the date which the financial statements were available to be issued.